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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 13, 1998, with respect to the financial statements of TimberLodge Steakhouse, Inc. for the year ended December 31, 1997, included in the Santa Barbara Restaurant Group, Inc. Current Report on Form 8-K dated November 13, 1998, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
November 13, 1998